AMENDMENT TO MASTER SERVICES AGREEMENT

THIS AMENDMENT TO MASTER SERVICES AGREEMENT (this “Amendment”) is effective as of August 19, 2025 and is made by and between Unified Series Trust, an Ohio business trust having its office and principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company having its office and principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 (“Ultimus”).

WHEREAS, the parties entered into that certain Master Services Agreement dated January 5, 2017, as amended (the “Agreement”); and

WHEREAS, Section 22.3 allows the Agreement to be amended by written amendment or waiver signed by both parties; and

WHEREAS, the parties desire to amend the Agreement as herein described.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

A.	Section 21. to the Agreement hereby is deleted in its entirety and replaced with the following:

21.	Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by facsimile, electronic mail, or certified mail at the following address.

21.1	If to the Trust:

Unified Series Trust

Attn: President

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

with a copy to:

Thompson Hine LLP

Attn: Unified Series Trust Counsel

312 Walnut Street, Suite 2000

Cincinnati, OH 45202-4024

21.2	If to Ultimus:

Ultimus Fund Solutions, LLC

Attn: General Counsel

4221 North 203rd Street, Suite 100

Elkhorn, NE 68022

Email: legal@ultimusfundsolutions.com

2.	Miscellaneous.

1.	Except as hereby amended, the Agreement shall remain in full force and effect.

2.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

UNIFIED SERIES TRUST		ULTIMUS FUND SOLUTIONS, LLC

By:	/s/ Martin R. Dean	By:	/s/ Gary Tenkman
Name: Martin R. Dean		Name: Gary Tenkman
Title: President		Title: Chief Executive Officer